EXHIBIT 99.1

TTM Technologies, Inc. Reports Second Quarter 2012 Results

SANTA ANA, Calif., July 31, 2012 (GLOBE NEWSWIRE) -- TTM Technologies, Inc. (Nasdaq:TTMI), a major global printed circuit board (PCB) manufacturer, today reported results for the second quarter 2012, which ended June 25, 2012.

Second Quarter 2012 Highlights

  Net sales were $327.4 million
  GAAP net income attributable to stockholders was $7.4 million, or $0.09 per diluted share
  Non-GAAP net income attributable to stockholders was $13.6 million, or $0.17 per diluted share
  Gross margin was 16.7 percent

Financial Results

Net sales for the second quarter increased to $327.4 million from $300.5 million in the first quarter.

Operating income for the second quarter decreased to $18.1 million compared to operating income of $21.8 million in the first quarter.

GAAP net income attributable to stockholders for the second quarter was $7.4 million, or $0.09 per diluted share, compared to net income attributable to stockholders of $12.6 million, or $0.15 per diluted share, for the first quarter.

On a non-GAAP basis, net income attributable to stockholders for the second quarter was $13.6 million, or $0.17 per diluted share. This compares to non-GAAP net income attributable to stockholders of $18.8 million, or $0.23 per diluted share, in the first quarter.

Adjusted EBITDA, which adds back asset impairments, for the second quarter was $42.3 million, or 12.9 percent of net sales, compared to adjusted EBITDA of $46.4 million, or 15.4 percent of net sales, for the first quarter.

"Second quarter revenue was within our expected range as sales increased following the normal seasonality we experienced in the first quarter. However, weaker than expected demand for advanced technology PCBs as well as higher labor costs in Asia impacted margins and earnings during the quarter," said Kent Alder, President and CEO of TTM.

"As we enter the second half of the year, we are beginning to receive orders in our Asia Pacific segment for new handheld products. This improving advanced HDI demand in the second half of 2012 is beginning to materialize as anticipated and should improve our results," concluded Alder.

Business Outlook

For the third quarter, TTM estimates revenue will be in the range of $340 million to $360 million, GAAP earnings attributable to stockholders in a range from $0.08 to $0.16 per diluted share and non-GAAP earnings attributable to stockholders in a range from $0.16 to $0.24 per diluted share.

To Access the Live Webcast/Conference Call

The company will host a conference call and webcast to discuss the second quarter 2012 results and the third quarter outlook on Tuesday, July 31, 2012, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).

Telephone access is available by dialing domestic 1-877-941-0843 or international 1-480-629-9770. The conference also will be webcast on TTM Technologies' website at www.ttmtech.com.

To Access a Replay of the Webcast

The webcast will be available for replay until August 7, 2012, on TTM Technologies' website at www.ttmtech.com.

About Our Non-GAAP Financial Measures

This release includes information about the Company's non-GAAP net income attributable to stockholders and non-GAAP earnings per share attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures -- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt, asset impairments, restructuring and other charges as well as the associated tax impact of these charges -- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.

A material limitation associated with the use of the above non-GAAP financial measures is that they have no standardized measurement prescribed by GAAP and may not be comparable to similar non-GAAP financial measures used by other companies. The Company compensates for these limitations by providing full disclosure of each non-GAAP financial measure and reconciliation to the most directly comparable GAAP financial measure. However, the non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.

Safe Harbor Statement

This release contains forward-looking statements that relate to future events or performance. These statements reflect the company's current expectations, and the company does not undertake to update or revise these forward-looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other company statements will not be realized. Furthermore, readers are cautioned that these statements involve risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the forward-looking statements. These risks and uncertainties include, but are not limited to, the company's dependence upon the electronics industry, contemplated significant capital expenditures and related financing requirements, the Company's ability to integrate and manage its Asia Pacific operations, the company's dependence upon a small number of customers, the unpredictability of and potential fluctuation in future revenues and operating results and other "Risk Factors" set forth in the company's most recent SEC filings.

About TTM

TTM Technologies, Inc. is a major global printed circuit board manufacturer, focusing on quick-turn and technologically advanced PCBs and the backplane and sub-system assembly business. TTM stands for time-to-market, representing how the company's time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttmtech.com.

The TTM Technologies logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5691

TTM TECHNOLOGIES, INC.
Selected Unaudited Financial Information
(In thousands, except per share data)

	Second Quarter		First Quarter	First Two Fiscal Quarters
	2012	2011	2012	2012	2011

CONSOLIDATED STATEMENTS OF OPERATIONS

Net sales	$ 327,423	$ 366,117	$ 300,499	$ 627,922	$708,918
Cost of goods sold	272,732	288,782	244,021	516,753	549,657

Gross profit	54,691	77,335	56,478	111,169	159,261

Operating expenses:
Selling and marketing	9,008	9,323	8,622	17,630	18,356
General and administrative	23,453	24,111	22,135	45,588	47,162
Amortization of definite-lived intangibles	4,102	4,321	3,916	8,018	8,479
Impairment of long-lived assets	--	48,125	--	--	48,125
Total operating expenses	36,563	85,880	34,673	71,236	122,122

Operating income (loss)	18,128	(8,545)	21,805	39,933	37,139

Interest expense	(6,380)	(6,684)	(6,417)	(12,797)	(12,975)
Interest income	131	166	132	263	363
Other, net	(319)	3,269	1,455	1,136	4,049

Income (loss) before income taxes	11,560	(11,794)	16,975	28,535	28,576
Income tax provision	(4,009)	(8,474)	(4,643)	(8,652)	(19,756)

Net income (loss)	7,551	(20,268)	12,332	19,883	8,820

Net loss (income) attributable to noncontrolling interest	(141)	(635)	263	122	(2,600)
Net income (loss) attributable to stockholders	$ 7,410	$ (20,903)	$ 12,595	$ 20,005	$ 6,220

Earnings (loss) per share attributable to stockholders:
Basic	$ 0.09	$ (0.26)	$ 0.15	$ 0.24	$ 0.08
Diluted	$ 0.09	$ (0.26)	$ 0.15	$ 0.24	$ 0.08

Weighted average common shares:
Basic	81,895	81,309	81,413	81,661	81,009
Diluted	82,267	81,309	82,228	82,248	82,395

SELECTED BALANCE SHEET DATA
	June 25, 2012	December 31, 2011
Cash and cash equivalents	$ 248,486	$ 196,052
Accounts and notes receivable, net	309,982	316,568
Inventories	131,889	129,430
Total current assets	723,975	671,534
Property, plant and equipment, net	809,499	766,800
Other non-current assets	287,816	310,735
Total assets	$ 1,821,290	$ 1,749,069

Short-term debt, including current portion long-term debt	$ 111,760	$ 120,882
Accounts payable	189,011	185,906
Total current liabilities	441,585	437,140
Debt, net of discount	415,877	368,518
Total long-term liabilities	445,452	389,259
Noncontrolling interest	103,523	113,753
Total stockholders' equity	934,253	922,670
Total liabilities and stockholders' equity	$ 1,821,290	$ 1,749,069

SUPPLEMENTAL DATA
	Second Quarter		First Quarter	First Two Fiscal Quarters
	2012	2011	2012	2012	2011
Gross margin	16.7%	21.1%	18.8%	17.7%	22.5%
Adjusted EBITDA margin	12.9	17.5	15.4	14.1	18.4
Operating margin	5.5	(2.3)	7.3	6.4	5.2

End Market Breakdown:
	Second Quarter		First Quarter
	2012	2011	2012

Aerospace/Defense	16%	17%	17%
Cellular Phone	12	9	10
Computing/Storage/Peripherals	21	23	24
Medical/Industrial/Instrumentation	9	7	10
Networking/Communications	32	38	32
Other	10	6	7

Stock-based Compensation:
	Second Quarter		First Quarter
	2012	2011	2012
Amount included in:
Cost of goods sold	$ 265	$ 254	$ 311
Selling and marketing	118	100	114
General and administrative	2,400	1,770	1,780
Total stock-based compensation expense	$ 2,783	$ 2,124	$ 2,205

Operating Segment Data:
	Second Quarter		First Quarter
Net sales:	2012	2011	2012
Asia Pacific	$ 195,561	$ 226,203	$ 171,758
North America	132,309	142,245	130,024
Total sales	327,870	368,448	301,782
Inter-segment sales	(447)	(2,331)	(1,283)
Total net sales	$ 327,423	$ 366,117	$ 300,499

Operating segment income (loss):
Asia Pacific	$ 11,154	$ (18,016)	$ 12,825
North America	11,076	13,792	12,896
Total operating segment income (loss)	22,230	(4,224)	25,721
Amortization of definite-lived intangibles	(4,102)	(4,321)	(3,916)
Total operating income (loss)	18,128	(8,545)	21,805
Total other expense	(6,568)	(3,249)	(4,830)
Income (loss) before income taxes	$ 11,560	$ (11,794)	$ 16,975

RECONCILIATIONS[1]
	Second Quarter		First Quarter	First Two Fiscal Quarters
	2012	2011	2012	2012	2011
Adjusted EBITDA reconciliation[2]:
Net income (loss)	$ 7,551	$ (20,268)	$ 12,332	$ 19,883	$ 8,820
Add back items:
Income tax provision	4,009	8,474	4,643	8,652	19,756
Interest expense	6,380	6,684	6,417	12,797	12,975
Amortization of definite-lived intangibles	4,120	4,350	3,945	8,065	8,538
Depreciation expense	20,214	16,826	19,064	39,278	32,521
EBITDA	$ 42,274	$ 16,066	$ 46,401	$ 88,675	$ 82,610

Add back: Asset impairments	--	48,125	--	--	48,125
Adjusted EBITDA	$ 42,274	$ 64,191	$ 46,401	$ 88,675	$130,735

GAAP EPS excluding impairments reconciliation[3]:
GAAP net income (loss) attributable to stockholders	$ 7,410	$ (20,903)	$ 12,595	$ 20,005	$ 6,220
Add back items:
Asset impairments	--	48,125	--	--	48,125
Income tax effects	--	(706)	--	--	(706)
GAAP net income, excluding impairments, attributable to stockholders	$ 7,410	$ 26,516	$ 12,595	$ 20,005	$ 53,639

GAAP earnings per diluted share, excluding impairments, attributable to stockholders	$ 0.09	$ 0.32	$ 0.15	$ 0.24	$ 0.65

Non-GAAP EPS reconciliation[4]:
GAAP net income (loss) attributable to stockholders	$ 7,410	$ (20,903)	$ 12,595	$ 20,005	$ 6,220
Add back items:
Amortization of definite-lived intangibles	4,120	4,350	3,945	8,065	8,538
Stock-based compensation	2,783	2,124	2,205	4,988	3,879
Non-cash interest expense	1,945	2,116	1,955	3,900	4,307
Impairments, restructuring and other charges	--	48,125	--	--	48,125
Income tax effects	(2,632)	(2,894)	(1,945)	(4,577)	(4,887)
Non-GAAP net income attributable to stockholders	$ 13,626	$ 32,918	$ 18,755	$ 32,381	$ 66,182

Non-GAAP earnings per diluted share attributable to stockholders	$ 0.17	$ 0.40	$ 0.23	$ 0.39	$ 0.80

[1] This information provides a reconciliation of EBITDA, adjusted EBITDA, GAAP net income (excluding impairments) attributable to stockholders, GAAP EPS (excluding impairments) attributable to stockholders, non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders to the financial information in our consolidated statements of operations.

[2] Adjusted EBITDA is defined as earnings before interest expense, income taxes, depreciation, amortization and asset impairments. We present adjusted EBITDA to enhance the understanding of our operating results, and it is a key measure we use to evaluate our operations. In addition, we provide our adjusted EBITDA because we believe that investors and securities analysts will find adjusted EBITDA to be a useful measure for evaluating our operating performance and comparing our operating performance with that of similar companies that have different capital structures and for evaluating our ability to meet our future debt service, capital expenditures, and working capital requirements. However, adjusted EBITDA should not be considered as an alternative to cash flows from operating activities as a measure of liquidity or as an alternative to net income as a measure of operating results in accordance with accounting principles generally accepted in the United States of America.

[3] This information provides GAAP net income attributable to stockholders and GAAP EPS attributable to stockholders excluding asset impairments and related income tax effects.

[4] This information provides non-GAAP net income attributable to stockholders and non-GAAP EPS attributable to stockholders, which are non-GAAP financial measures. Management believes that both measures --- which add back amortization of intangibles, stock-based compensation expense, non-cash interest expense on debt (before consideration of capitalized interest), asset impairments, restructuring and other charges as well as the associated tax impact of these charges --- provide additional useful information to investors regarding the Company's ongoing financial condition and results of operations.
CONTACT: Steve Richards, CFO
         714-327-3000